                                                                      Exhibit 11


                            SS&C Technologies, Inc.

           Statement Regarding The Computation of Net income (loss) per common and common equivalent shares


                                                           Three Months Ended                     Six Months Ended
                                                           ------------------                     ----------------
                                                   June 30, 1995       June 30, 1996      June 30, 1995     June 30, 1996
                                                   -------------       -------------    ---------------     -------------
Historical - Primary (1):
           Weighted average
           issued common and preferred
           stock outstanding (2).............      9,094,170             10,156,087       5,287,570         9,625,128
           Weighted average cheap stock (3)..        484,380                484,380         484,380           484,380
           Weighted average common stock
           equivalents.......................      1,086,750                698,500              --           698,500
           Less: Assumed purchase of
                 treasury stock..............       (665,327)              (198,717)             --          (229,991)
                                                   ----------            -----------    -----------         ----------
                  Weighted average number of
                    common and common
                    equivalent shares
                    outstanding                    9,999,973              11,140,250      5,771,950         10,578,017
                                                   =========             ===========    ===========         ==========
Net income (loss)............................       $246,000                 $98,743    ($4,385,012)          $411,922
                                                   =========             ===========    ===========         ==========
Net income (loss) per share..................          $0.02                   $0.01         ($0.76)             $0.04
                                                   =========             ===========    ===========         ==========
Pro forma - Primary (1):
           Weighted average issued common and
           preferred stock outstanding (2)...      9,094,170             10,156,087       7,838,510          9,625,128
           Weighted average cheap stock (3)..        484,380                484,380         484,380            484,380
           Weighted average common stock
           equivalents.......................      1,086,750                698,500              --            698,500
           Less: Assumed purchase of
           treasury stock....................       (665,327)              (198,717)             --           (229,991)
                 Weighted average number of        ---------             ----------     -----------         ----------
                 common and common equivalent
                 shares outstanding                9,999,973             11,140,250       8,322,890         10,578,017
                                                   =========             ===========    ===========         ==========
Net income (loss)............................       $246,000                $98,743     ($4,385,012)          $411,922
                                                  ==========             ===========    ===========         ==========
Net income (loss) per share..................          $0.02                  $0.01          ($0.53)             $0.04
                                                  ==========             ===========    ===========         ==========
    -------------

    Notes:
    (1) All common and common equivalent share amounts have been restated to reflect the 10-for-1 stock split as if in effect from the date of issuance.
    (2) All shares of convertible preferred stock are considered common stock equivalents and are included using the if-converted method, adjusted for the 10-for-1 stock split, except where their effect would be anti-dilutive.
    (3) In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 83, issuances of common stock and common stock equivalents, within one year prior to the initial filing of the registration statement, at share prices below the assumed initial public offering price are considered to have been made in anticipation of the contemplated public offering. Accordingly, these stock issuances are treated as if issued and outstanding, using the treasury stock method for options, for all periods prior to the initial filing of the registration statement in April 1996.
    (4) Fully diluted net income per common and common equivalent shares is not presented as it is the same as historical net income per common and common equivalent shares for the three months ended June 30, 1996 and the six months ended June 30, 1995 and 1996, and it was $0.03 for the three months ended June 30, 1995, due to the inclusion of anti-dilutive options.

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